SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 20, 2026

ENPRO INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, Enpro Inc. (the “Company”) and Larisa R. Joiner mutually agreed that, on April 23, 2026, Ms. Joiner will step down from her role as the Company’s Senior Vice President and Chief Information Officer as the Company undertakes a search for her replacement in that position. The Company anticipates that Ms. Joiner will continue to serve as an employee of the Company at her current salary and benefits until July 31, 2026 to facilitate a smooth transition of her responsibilities. In connection with these actions, upon the termination of her employment, Ms. Joiner will be eligible to receive severance benefits under the Company’s Senior Officer Severance Plan in accordance with the terms and conditions of such plan. Descriptions of such severance benefits are included in the Company’s definitive proxy statement for its 2026 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 23, 2026, on page 37 under the heading “Severance policy” and on page 49  under the heading “Severance benefits,” which descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 20, 2026

ENPRO INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President and General Counsel